1615 Poydras St. ▪ New Orleans, LA 70112	Financial and Media Contact:
David P. Joint
(504) 582-4203

McMoRan Exploration Co. Announces
Flare at Davy Jones No. 1 – Flow Rates Not Yet Determinable

NEW ORLEANS, LA, March 27, 2012 – McMoRan Exploration Co. (NYSE: MMR) announced today continuing progress to flow test the Davy Jones No. 1 well on South Marsh Island Block 230.  As previously reported, McMoRan saw positive pressure response from the Wilcox “D” sand which was perforated on March 24, 2012.  On March 26, 2012, McMoRan attempted to perforate the Wilcox “C” sand.  As the perforating gun was being removed from the hole, the well began to flow.  When the gun was brought to the surface, it was determined that the gun did not fire in the Wilcox “C” sand from what appears to be a simple disconnection of the detonator cord.  McMoRan plans to use a new perforating gun to complete the testing of the Wilcox “C” sand.

Currently, the test is ongoing from only the Wilcox “D” sand, which resulted in the flare shown in the exhibit attached.  The flow from the “D” sand is being affected by considerable debris in the 5 inch liner, from what McMoRan believes to be residual drilling fluid from drilling of the well.  Results of a clean flow test, as opposed to the current test hampered by debris, will be announced as further progress is achieved and flow rates are measurable.  McMoRan will provide updates as completion operations progress.

Davy Jones involves a large ultra-deep structure encompassing four OCS lease blocks (20,000 acres).  McMoRan is the operator and holds a 63.4 percent working interest and a 50.2 percent net revenue interest in Davy Jones.  Other working interest owners in Davy Jones include: Energy XXI (NASDAQ: EXXI) (15.8%), JX Nippon Oil Exploration (Gulf) Limited (12%) and Moncrief Offshore LLC (8.8%).

McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of natural gas and oil in the shallow waters of the GOM Shelf and onshore in the Gulf Coast area.  Additional information about McMoRan is available on its internet website “www.mcmoran.com”.

CAUTIONARY STATEMENT: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that forward-looking statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding various oil and gas discoveries, oil and gas exploration, development and production activities and costs, capital expenditures, reclamation, indemnification and environmental obligations and costs, the potential for or expectation of successful flow tests, anticipated and potential quarterly and annual production and flow rates, reserve estimates, projected operating cash flows and liquidity and other statements that are not historical facts. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they may have on our results of operations or financial condition.  Important factors that may cause actual results to differ materially from those anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, failure to realize expected value creation from acquired properties, variations in the market demand for, and prices of, oil and natural gas, drilling results, unanticipated fluctuations in flow rates of producing wells due to mechanical or operational issues (including those experienced at wells operated by third parties where we are a participant), changes in oil and natural gas reserve expectations, the potential adoption of new governmental regulations, unanticipated hazards for which we have limited or no insurance coverage, failure of third party partners to fulfill their capital and other commitments, the ability to satisfy future cash obligations and environmental costs, adverse conditions, such as high temperatures and pressure that could lead to mechanical failures or increased costs, the ability to retain current or future lease acreage rights, the ability to satisfy future cash obligations and environmental costs, access to capital to fund drilling activities, as well as other general exploration and development risks and hazards and other factors described in more detail in Part I, Item 1A. "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

#     #     #